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CERTIFICADO:---- Yo, Adelina M. de Estribi, Secretaria de la sociedad BIOTECH
TARGET S.A., certifico que lo anterior es copia autentica de su original. ---------- (Fdo.) Adelina M. de Estribi Secretaria.--- --------------------------------- -MINUTES OF A MEETING OF THE BOARD OF
DIRECTORS OF THE CORPORATION BIOTECH TARGET S.A.----In the City of Panama, Republic of Panama, on October 18, 1995, a Meeting of the Board of Directors of BIOTECH TARGET S.A., was held in the principal offices of said corporation at 53rd Street, Urbanizacion Obarrio, Torre Swiss Bank, 16th floor, Panama, Republic of Panama, wherein a quorum was at all time present and active.--- All of the Directors of the corporation, PABLO JAVIER ESPINO, AIDA MAY BIGGS and ADELINA M. DE ESTRIBI, were present at the Meeting, therefore the notice of the meeting was waived.-- The President of the Corporation PABLO JAVIER ESPINO presided the Meeting, and the Secretary of the Corporation ADELINA M. DE ESTRIBI served as Secretary.-- The President then called the Meeting to order and explained its objects: to grant power of attorney to persons chosen by the Board of Directors to act on behalf of the corporation with such authority as the Board may approve, there upon, after an exchange of views on motion duly made and seconded the following resolutions were unanimously approved:-- RESOLVED:
That be and hereby is granted a Power of Attorney as full as it may be legally necessary in favor of DANIEL BUGMANN, born the 10.10.1966, at Wiesenstrasse 10, 8008 Zurich, Switzerland; ANDREAS BREMER, born the 1.7.1961, at Schaedruetirain 8, 6006 Lucerna, Switzerland; NICOLAS MERIAN, born the 18.1.1961, at Rennweg 10, 8001 Zurich, Switzerland, to act on behalf of the Corporation, jointly by two, with full powers, which for purposes of enunciation and not in order to limit this Power of Attorney, are detailed as follows: - to purchase, alienate, transfer, sell, lease, pledge, mortgage, encumber, or dispose of in any way or manner, the movable or immovable, corporeal or incorporeal, property of the corporation; to accept, endorse, collect, deposit and transfer checks, tes and any other negotiable instruments in its name; to open and to close any kind of banking account, to draw from accounts and the banking deposits of the corporation, be they checking accounts, time

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deposits or against overdraft or any other kind of deposits, be it in the
Republic of Panama or abroad. To issue notes, sign, bills of exchange as a drawer, acceptor, endorser or guarantor; accept obligations, be they of a commercial or civil nature; to represent the corporation in matters of disposition and administration as well as in all affairs of management and situations in which the corporation has an interest, also in general partnerships or joint ventures; to buy stock or shares of any kind in other companies; to take part in Assemblies or meetings in order to make any kind of agreements, including agreements of constitution, transformation, increase of capital and dissolution of companies, to become the legal representative of the company, as plaintiff, defendant, third party or in any other form, in front of any office of the Republic of Panama or abroad, be they judicial, administrative, concerning labor, or of any other nature, to substitute this power in whole or partially and to revoke the substitutions, to subscribe documents wherein the corporation may be involved; as debtor or creditor; to make agreements using arbitrators or any other type of arrangement whatsoever and to complete any act or to enter into any contract that may be considered beneficial to the interests of the company BIOTECH TARGET S.A., because it is the intention of this Power of Attorney that it be exercised without any limitations whatsoever. It is hereby expressed that this Power of Attorney can be exercised inside the territory of the Republic of Panama or in any other country.--- It was also resolved to give authority to the law firm MORGAN Y MORGAN to protocolize a copy of the minutes of this meeting of the Board of Directors.---------------Having nothing else to discuss, the meeting was adjourned.----------------(sgd.) Pablo J. Espino- President-------- Adelina M. de Estribi- Secretary.---CERTIFICATE:- I, ADELINA M. DE ESTRIBI, Secretary of the corporation BIOTECH TARGET S.A., certify that the foregoing is a genuine copy of its original.-----(sgd.) Adelina M. de Estribi-Secretary.----------Concuerda con su original esta copia que expido, firmo y sello en la Ciudad de Panama, a los dieciocho (18) dias del mes de octubre de mil novecientos noventa y cinco (1995)